Exhibit 16

GEORGE SMART, CPA

2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON 98144

Phone (206) 328-8554
Fax (206) 328-0383
E-Mail STEWCPASEA@AOL.COM

Thursday, October 23, 2008

Securities and Exchange Commission 450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

I have read and agree with the comments in Item 4.01 of Form 8-K of Euro Trend, Inc. dated October 20, 2008.

Sincerely,

/s/  George Smart
George Smart, CPA